Exhibit 10.17

FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT

This First Amendment to the Employment Agreement (the “1st Amendment”) is entered into by and between QS Energy, Inc. a Nevada corporation (“Employer”) and Michael McMullen (“Employee”) (collectively, the “Parties”), effective as of April 1, 2019 (the “Effective Date”).

RECITALS

A.	Effective as of April 1, 2017, the Employer and Employee entered into an Employment Agreement (the “Employment Agreement”);

B.	It is now the desire of Employer and Employee to further amend the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the Parties agree as follows:

I.	Section 4 of the Employment Agreement is hereby amended and restated as follows:

Term of Employment. Subject to earlier termination as provided in the Employment Agreement or as may be mutually agreed upon by the Parties, Employee hereby agrees to continue to be employed by Employer until July 1, 2019 (“Term”) beginning on the Effective Date of this Agreement, and Employer hereby agrees to employ Employee during such Term.

II.                 If there are any inconsistencies between the Employment Agreement and this 1st Amendment, the terms and conditions of this 1st Amendment shall control.

III.               Except for the changes set forth in this 1st Amendment, all terms and conditions in the Employment Agreement, as amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

“EMPLOYER”

QS ENERGY, INC.

Date:
By:	/s/ Jason Lane
Jason Lane, CEO

“EMPLOYEE”

Date:	/s/ Michael McMullen
Michael McMullen